Exhibit 3.1

THE COMPANIES ACT (Revised)

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED & RESTATED MEMORANDUM OF ASSOCIATION

OF

OBOOK HOLDINGS INC.

(the “Company”)

(adopted by a special resolution dated 8th August, 2025)

1.	The NAME of the Company is OBOOK HOLDINGS INC.

2.

The registered office of the Company will be situated at the offices of Gold-In (Cayman) Co., Ltd., whose physical address is Suite 102, Cannon Place, North Sound Rd., George Town, Grand Cayman, Cayman Islands with postal address P.O. Box 712, Grand Cayman, KY1-9006, Cayman Islands or at such other place as the Directors may determine.

3.

The OBJECTS for which the Company is established are NOT restricted but, without limiting the generality of the foregoing, the Company shall have full power and authority to do and carry out any and all acts exercisable by a natural person or body corporate or any other legal entity in any part of the world in any capacity whatsoever including whether as principal, agent, contractor, broker, representative, attorney or otherwise and whether alone or jointly with others and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (Revised) or any other law of the Cayman Islands or any modifications or re-enactments thereof.

4.

Pursuant to the Companies Act (Revised), the Company shall have, and be capable of exercising, all of the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5.	If the Company is registered as an exempted company:

5.1

it shall have the power to apply to the Registrar of Companies to be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands with full power to carry out all or any matters required by section 206 of the Companies Act (Revised) or any statutory modifications or re-enactments thereof; and

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5.2

it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands provided that nothing in this clause shall be construed so as to prevent the Company effecting and concluding contracts in the Cayman Islands and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	Nothing in the preceding clauses shall be deemed to permit the Company to carry on such business as requires a licence under applicable Cayman Islands law including, without limitation:

6.1	the business of a bank or trust company unless licensed therefor under The Banks and Trust Companies Act (2020 Revision);

6.2	the business of an insurance company, manager, agent, sub-agent or broker unless licensed therefor under the Insurance Act (2010); or

6.3	the business of company management unless licensed therefor under The Companies Management Act (2021 Revision)

or any statutory modification or re-enactment of any of the same for the time being in force.

7.	THE LIABILITY of the members is limited.

8.

The capital of the Company is US$1,000,000 divided into (i) 924,000,000 Class A Common Shares with nominal or par value of US$0.001 each; (ii) 75,000,000 Class B Common Shares with nominal or par value of US$0.001 each; and (iii) 1,000,000 Class A Preferred Shares with nominal or par value of USD0.001 each; provided always that subject to the provisions of the Companies Act (as revised) as amended and the Articles of Association the Company shall have power to redeem or purchase any or all of such shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

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INDEX TO ARTICLES OF ASSOCIATION

PRELIMINARY – Article 1

INTERPRETATION – Article 2

SHARES – Article 3

VARIATION OF SHARE RIGHTS – Articles 4 – 5

NON-RECOGNITION OF TRUSTS – Article 6

ISSUE OF SHARES – Article 7

REGISTER OF MEMBERS – Articles 8–9

LIEN – Articles 10 to 13

CALLS ON SHARES – Articles 14 to 21

TRANSFER AND TRANSMISSION OF SHARES – Articles 22 to 27

FORFEITURE OF SHARES – Articles 28 to 34

CONVERSION OF SHARES INTO STOCK – Articles 35 to 38

PRE-EMPTIVE AND SHARE RIGHTS – Article 39

ALTERATION OF SHARE CAPITAL – Articles 40 to 43

STATUTORY MEETINGS – Articles 44 to 45

GENERAL MEETINGS – Articles 46 to 52

PROCEEDINGS AT GENERAL MEETINGS – Articles 53 to 60

VOTES OF MEMBERS – Articles 61 to 67

PROXIES – Articles 68 – 71

RESOLUTIONS IN WRITING – Article 72

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS – Article 73

DIRECTORS AND OFFICERS – Articles 74 to 85

MANAGING DIRECTOR/OTHER OFFICERS – Article 86

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ALTERNATE DIRECTORS – Articles 87 to 88

POWERS AND DUTIES OF DIRECTORS – Articles 89 to 93

DISQUALIFICATION AND PROCEEDINGS OF DIRECTORS – Articles 94 to 102

TENURE OF OFFICE OF DIRECTORS – Articles 103 to 105

PRESUMPTION OF ASSENT – Article 106

SEAL – Articles 107 to 108

DIVIDENDS AND RESERVES – Articles 109 to 115

CAPITALISATION OF PROFITS – Articles 116 to 117

BOOKS OF ACCOUNT – Articles 118 to 122

NOTICES – Articles 123 to 126

LIQUIDATION OF THE COMPANY – Articles 127 to 128

INDEMNITY – Article 129

AMENDMENT OF MEMORANDUM AND ARTICLES – Article 130

TRANSFER BY WAY OF CONTINUATION – Article 131

SCHEDULE A

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THE COMPANIES ACT (Revised)

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

OBOOK HOLDINGS INC.

(adopted by a special resolution dated 8th August, 2025)

PRELIMINARY

1.	The regulations in Table “A” in the First Schedule to the Law (as defined below) shall not apply to the Company except insofar as they are repeated or contained in these Articles.

INTERPRETATION

2.	In these Articles, if not inconsistent with the subject or context, the following expressions shall have the following meanings:

2.1

“Affiliate”	means, with respect to any specified individual, corporation, partnership, association, trust or entity, any other individual, corporation, partnership, association, trust or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person.

“Articles”	means the articles of association of the Company for the time being in force, including Schedule A hereof.

“Class A Common Shares”	means an ordinary share of a par value of US$0.001 each in the capital of the Company, designated as a Class A Common Share and having the rights provided for in these Articles.

“Class A Preferred Shares”	means an ordinary share of a par value of USD0.001each in the capital of the Company, designated as a Class A Preferred Share and having the rights provided for in these Articles, including Schedule A hereof.

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“Class B Common Shares”	means an ordinary share of a par value of US$0.001 each in the capital of the Company, designated as a Class B Common Share and having the rights provided for in these Articles.

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Company”	means the above named company.

“Company’s Website”	means the main corporate/investor relations website of the Company, the address or domain name of which has been or will be disclosed in any registration statement filed or to be filed by the Company with the Commission in connection with its initial public offering of the Class A Common Shares, or which has otherwise been notified to Members.

“Deemed Liquidation Event”	means an acquisition, merger or consolidation (other than one in which the holders of shares of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the shares of the Company or the surviving or acquiring entity) or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company.

“Designated Stock Exchange”	means the stock exchange in the United States on which any shares are listed for trading.

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any shares on the Designated Stock Exchange.

“Directors”	means the directors for the time being of the Company.

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“electronic”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“electronic communication ”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Commission) or other electronic delivery methods as otherwise decided and approved by not less than a majority of the vote of the board of Directors.

“Electronic Transactions Act”	means the Electronic Transactions Act (Revised) of the Cayman Islands and any amendments thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted thereof.

“electronic record”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“Initial Offering” “Law”	means the Company’s first public offering of any class of its shares means the Companies Act (Revised) of the Cayman Islands and every statutory modification or re-enactment thereof for the time being in force.

“member”	has the meaning assigned to it in the Law.

“Association”	means the memorandum of association of the Company for the time being in force.

“Officer”	has the meaning assigned to it in the Law.

“Ordinary Resolution”	means any resolution of the members, not being a Special Resolution, which is either: (i) approved at a duly convened and constituted meeting of the members by the affirmative vote of a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or (ii) consented to in writing by all of the members entitled to vote thereon.

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“SBI”	means SBI Crypto Investment Co., Ltd.

“Secretary”	means any person appointed to perform the duties of secretary of the Company and shall include an assistant secretary.

“Securities Act”	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“share”	includes a fraction of a share.

“Special Resolution”	has the meaning assigned to it in the Law.

“Stock Option Pool”	means a stock option pool of 10,000,000 Class A common shares of the Company for grant of stock options to employees, officers and advisors of the Company and its Affiliates, adopted by a resolution of the Directors.

2.2	Expressions defined in the Law, or any statutory modification or re-enactment thereof in force at the date on which these Articles become binding on the Company, shall have the meanings so defined.

2.3	Persons shall include corporations.

2.4	The headings are intended for convenience and shall not affect the construction of these Articles.

2.5	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

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(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)	any phrase introduced by the terms “including”, “include” or “in particular” or similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(i)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(j)

any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(k)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

SHARES

3.

Subject to the provisions, if any, in that behalf in the Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine and, subject to the provisions of the Law and where applicable the Designated Stock Exchange Rules, any preference share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

3.1

The authorised share capital of the Company is US$1,000,000 divided into (i) 924,000,000 Class A Common Shares with nominal or par value of US$0.001 each; (ii) 75,000,000 Class B Common Shares with nominal or par value of US$0.001 each; and (iii) 1,000,000 Class A Preferred Shares with nominal or par value of USD0.001 each.

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3.2	The rights attaching to Class A Common Shares are as follows:

(a)	As to Dividends: Shall have the right to the payment of dividends as set out in Article 109 to Article 115.

(b)	As to Capital:

Shall have the rights as set out in Article 127 to Article 128.

(c)	As to Voting:

Shall have the right to one vote on any Ordinary or Special Resolution of the Company.

3.3	The rights attaching to Class B Common Shares are as follows:

(a)	As to Dividends:

Shall have the right to the payment of dividends as set out in Article 109 to Article 115.

(b)	As to Capital:

Shall have the rights as set out in Article 127 to Article 128.

(c)	As to Voting:

Shall have the right to ten votes on any Ordinary or Special Resolution of the Company.

3.4	Holders of Class A Common Shares and Class B Common Shares shall at all times vote together as one class on all resolutions submitted to a vote by the members.

3.5

Each Class B Common Share is convertible into one (1) Class A Common Share at any time by the holder thereof. The right to convert shall be exercisable by the holder of the Class B Common Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Common Shares into Class A Common Shares.

3.6	Class A Common Shares are not convertible into any other shares, including, but not limited to Class B Common Shares, under any circumstances.

3.7

Each Class B Common Share shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable Class A Common Share, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such Class B Common Share. For the purpose of this Section 3.7:

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(a)

“Transfer” of a Class B Common Share shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a Class B Common Share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 3.7(a):

(i)	the granting of a revocable proxy to officers or Directors of the Company at the request of the Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii)

entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with members who are the holders of Class B Common Shares that does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii)

the pledge of Class B Common Shares by a holder of Class B Common Shares that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such holder of Class B Common Shares continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or

(iv)	any sale, assignment, transfer, conveyance, or other transfer of any shares of the Company by SBI to its Affiliates

(b)	“Voting Control” shall mean, with respect to a Class B Common Share, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

(c)

A “Transfer” shall also be deemed to have occurred with respect to a Class B Common Share beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Member, if there occurs a Transfer on a cumulative basis, from and after the date on which this Section 3.7 is duly adopted by Special Resolution, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the date on which this Section 3.7 is duly adopted by Special Resolution, holders of voting securities of any such entity or Parent of such entity. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

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(d)	“Permitted Transfer” shall mean, and be restricted to, any Transfer of a Class B Common Share:

(i)	by a Qualified Member to (x) another Qualified Member (y) one or more Family Members of such Qualified Member, or (z) any Permitted Entity of such Qualified Member;

(ii)	by a Permitted Entity of a Qualified Member to (x) such Qualified Member or one or more Family Members of such Qualified Member, or (y) any other Permitted Entity of such Qualified Member; or

(iii)	by any holders of Class B Common Shares to (x) a Qualified Member.

(e)	“Permitted Entity” shall mean with respect to a Qualified Member

(i)

a Permitted Trust (as defined below) solely for the benefit of (x) such Qualified Member, (y) one or more Family Members of such Qualified Member and/or (z) any other Permitted Entity of such Qualified Member, or (ii) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (x) such Qualified Member, (y) one or more Family Members of such Qualified Member and/or (z) any other Permitted Entity of such Qualified Member.

(f)	“Qualified Member” shall mean (i) Wang, Chun-Kai, (ii) Hsieh, Chung-Han, (iii) Ou Yang, Hsien, (iv) Dragon Trophy Limited; and (v) any Officer of the Company.

(g)	“Family Member” shall mean with respect to any natural person who is a Qualified Member, the spouse and lineal descendants of such Qualified Member.

(h)

“Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Member, (ii) Family Member or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

3.8

Except as otherwise provided herein, any conversion of Class B Common Shares to Class A Common Shares shall be effected by way of the re-designation of such Class B Common Shares into an equal number of Class A Common Shares. Such conversion shall become effective forthwith upon entries being made in the register of members to record the re-designation of the relevant Class B Common Shares as Class A Common Shares. Each Class B Common Share that is converted pursuant to this Article 3 shall be retired by the Company and shall not be available for reissuance

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3.9

Protective Provision. The Company shall not, by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote at a general meeting or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class B Common Share, voting as a separate class, amend, alter, repeal or waive Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 61.

VARIATION OF SHARE RIGHTS

4.

If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall apply, but so that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class (but so that if, at any adjourned meeting of such holders, a quorum as defined above is not present, those members who are present shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and, on a poll, shall have one vote for each share of the class of which he is the holder.

5.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking pari passu therewith.

NON-RECOGNITION OF TRUSTS

6.

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share (except only as is otherwise provided by these Articles, by law or under an order of a court of competent jurisdiction) or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

ISSUE OF SHARES

7.

Subject to Article 39 and to the provisions of these Articles relating to shares, the shares shall be at the disposal of the Directors and they may (subject to the provisions of the Law and where applicable, the Designated Stock Exchange Rules) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as they think fit but so that no share shall be issued at a discount, except in accordance with the provisions of the Law, and so that in the case of shares offered to the public for subscription the amount payable on application on each share shall not be less than such percentage of the nominal amount of the share as shall be determined by the Directors.

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REGISTER OF MEMBERS

8.1	Shares in the Company may only be issued as registered shares and may not be exchanged for shares issued to bearer.

8.2

The Directors shall keep or cause to be kept at the Registered Office or such other place determined by the Directors the register of members containing such particulars relating to each member as they may deem appropriate provided that the following particulars are recorded:

8.2.1	the name and address of each member, a statement of the shares of each class held by him and of the amount paid, or agreed to be considered as paid, on such shares;

8.2.2	the date on which the name of each person was entered in the register of members as a member;

8.2.3	the date on which any person ceased to be a member.

8.3

Every person whose name is entered as a member in the register of members shall, without payment, be entitled to a certificate under the seal of the Company specifying the share or shares held by him and the amount paid up thereon provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

9.

If a share certificate is worn out, defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding one United States dollar and on such terms, if any, as to evidence and indemnity as the Directors may prescribe.

LIEN

10.

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a lien on all shares (other than fully paid-up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company but the Directors may at any time declare any share to be wholly or partly exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends payable thereon.

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11.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

12.

For giving effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in relation to the sale.

13.

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

14.

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times provided that no call shall exceed one-half of the nominal value of the share or be payable earlier than one month from the date fixed for the payment of the previous call and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed at the determination of the Directors.

15.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

16.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

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17.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from such day appointed for payment to the time of actual payment at such rate not exceeding six per cent. per annum as the Directors may determine but the Directors shall be at liberty to waive payment of such interest either wholly or partly.

18.

Any sum which by the terms of issue of a share becomes payable on allotment or on any fixed date (whether on account of the nominal value of the share or by way of premium or otherwise) shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

19.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time (whether on account of the nominal value of the share or by way of premium or otherwise) as if the same had become payable by virtue of a call duly made and notified.

20.	The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

21.

The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, not exceeding (without the sanction of the Company in general meeting) six per cent. per annum, as may be agreed upon between the member paying the sum in advance and the Directors.

TRANSFER AND TRANSMISSION OF SHARES

22.

The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof provided that the Directors may waive execution by the transferee of the instrument of transfer but shall, as soon as possible thereafter, inform the transferee of such waiver of execution. Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the board of Directors and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the board of Directors may approve from time to time.

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23.

Subject to such of the restrictions of these Articles (if any) as may be applicable, shares shall be transferred by instrument in writing in the following form or in any usual or common form approved by the Directors:

SHARE TRANSFER

I            of            (the “Transferor”) in consideration of the sum of         paid to me by             of             (the “Transferee”) do HEREBY TRANSFER to the Transferee the share or shares numbered     in the Company to hold unto the Transferee, his executors, heirs and assigns subject to the conditions on which I hold the same and I, the Transferee, do hereby agree to take the said share(s) subject to such conditions.

Dated the       day of

Signed by the Transferor:

WITNESS to the signature of the Transferor:

Signed by the Transferee:

WITNESS to the signature of the Transferee:

24.

Subject to the right to transfer of shares as agreed by the Company in any contractual agreement between the Company and holder of such shares, the Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine provided always that such registration shall not be suspended for more than thirty days in any year.

The Directors may also decline to recognise any instrument of transfer unless:

24.1	a fee not exceeding one United States dollar is paid to the Company in respect thereof;

24.2

the instrument of transfer is accompanied by any share certificate to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

24.3

a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the board of Directors may from time to time require, is paid to the Company in respect thereof.

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The registration of transfers may, after compliance with any notice required by the Designated Stock Exchange Rules, be suspended and the register of members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of members closed for more than thirty calendar days in any calendar year.

If the Directors refuse to register a transfer of any shares they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

25.

In the case of the death of a member, the legal personal representative of a deceased sole shareholder shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased shareholder, shall be the only persons recognised by the Company as having any title to the share.

26.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt member before his death or bankruptcy (as the case may be).

27.

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. The Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors may, if such shares are redeemable at the option of the Company, redeem such shares but, in the meantime, the Directors may elect to withhold payment of all dividends, bonus or other moneys payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

28.

If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all expenses incurred by the Company by reason of such non-payment.

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29.

The notice shall name a day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

30.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

31.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

32.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

33.

A voluntary declaration in writing that the declarant is a Director or the Secretary and that a share in the Company has been duly sold, forfeited or otherwise disposed of on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale, forfeiture or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold, forfeited or otherwise disposed and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in relation to the sale, forfeiture or disposal of the share.

34.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time (whether on account of the nominal value of the share or by way of premium or otherwise) as if the same had been payable by virtue of a call duly made and notified.

CONVERSION OF SHARES INTO STOCK

35.	The Company may by Ordinary Resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

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36.

The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same Articles as and subject to which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

37.

The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing shares, have conferred that privilege or advantage.

38.	Such of the Articles as are applicable to paid-up shares shall apply to stock and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

PRE-EMPTIVE AND SHARE RIGHTS

39.

The Company may by Ordinary Resolution, before the issue of any shares (whether such shares be of the original, increased or altered capital), determine that the same, or any of them, shall be offered in the first instance, and either at par or at a premium, to all existing holders of any class of shares, in proportion as nearly as may be to the number of shares of such class held by them respectively, or make any other provisions as to the issue of such shares.

ALTERATION OF SHARE CAPITAL

40.

The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into shares of such amount or, if an exempted company, without nominal or par value, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto as the Company in general meeting may determine provided that the Company, if an exempted company, shall not divide its share capital into both shares of a fixed amount and shares without nominal or par value.

41.

Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, surrender and otherwise.

42.	The Company may by Ordinary Resolution:

42.1	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

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42.2	sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of the Law; and

42.3

cancel any shares which, at the date of the passing of the Ordinary Resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

43.	The Company may:

43.1	by Special Resolution, and subject to and in accordance with the provisions of the Law, reduce its share capital and any capital redemption reserve fund in any manner whatsoever;

43.2	by resolution of its Directors purchase its own shares (including any redeemable shares and fractions of a share) in any manner whatsoever; and

43.3	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

STATUTORY MEETINGS

44.

The Company, if registered as an ordinary non-resident company or an ordinary company under the Law, shall hold a general meeting once in every calendar year at such time and place as may be resolved by the Company in general meeting or, in default, at such time and place as the Directors may determine or, in default, at such time in the third month following that in which the anniversary of the Company’s incorporation occurs, and at such place as the Directors shall appoint. In default of a general meeting being so held, a general meeting shall be held in the month next following and may be convened by any two members in the same manner as nearly as possible as that in which meetings are to be convened by the Directors. The above mentioned general meetings shall be called ordinary general meetings; all other general meetings shall be called extraordinary general meetings.

45.	The Company may, but shall not be obliged to, hold one or more Directors’ meetings in the Cayman Islands in each calendar year.

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GENERAL MEETINGS

46.

The Directors may, whenever they think fit, convene an extraordinary general meeting. If, at any time, there are not sufficient Directors capable of acting to form a quorum, any Director or any one member of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors. The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called and shall be left at the registered office of the Company. If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other member or members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the registered office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s Articles as to notice, as the persons convening the meeting fix.

47.

Subject to the provisions of the Law relating to Special Resolutions, seven days notice at the least (exclusive of the day on which the notice is served or deemed to be served but inclusive of the day for which the notice is given) specifying the place, the day and the hour of the general meeting and, in case of special business, the general nature of that business shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles, entitled to receive such notices from the Company but with the consent of all the members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those members may think fit.

48.

For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Directors may provide that the register of members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the register of members shall be so closed for the purpose of determining members entitled to notice of or to vote at a meeting of members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date (the “Record Date”) for such determination shall be the date of the closure of the register of members.

49.

In lieu of or apart from closing the register of members, the Directors may fix in advance a date as the Record Date for any such determination of members entitled to notice of or to vote at a meeting of members and for the purpose of determining the members entitled to receive payment of any dividend the Directors may, at or within ninety days prior to the date of declaration of such dividend, fix a subsequent date no later than the date of declaration as the Record Date for such determination.

50.

If the register of members is not so closed and no Record Date is fixed for the determination of members entitled to notice of or to vote at a meeting of members or members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the Record Date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this section, such determination shall apply to any adjournment thereof.

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51.	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member entitled to receive notice shall not invalidate the proceedings at any meeting.

52.

As long as (i) there has not been a Deemed Liquidation Event or Initial Offering of the Company; and (ii) SBI holds at least 12.5% of the issued shares of the Company, the following matters of the Company must receive (i) the affirmative vote (in person and/or via proxy) in favour of such action by SBI, or (ii) written consent in favour of such action by SBI:

52.1	Enter into a Deemed Liquidation Event;

52.2	Issue or authorize any new class of equity of the Company that is superior to the rights and benefits of Class B Common Shares;

52.3	Material adverse changes to the terms of the Class A Common Shares and the Class B Common Shares;

52.4

Any material amendment of the Company’s certificate of incorporation or agreement entered among shareholders of the Company that disproportionately affect the rights, benefits or entitlement of SBI in an adverse manner;

52.5	Increase or decrease in the number of the members admitted to the board of Directors;

52.6

Except for options granted under the Stock Option Pool, issue Class A Common Share of the Company, options, warrants or other rights to acquire Class A Common Share of the Company at a per share price that is less than US$1.1 per Class A Common Share;

52.7

Except for options granted under the Stock Option Pool, issue Class B Common Share of the Company, options, warrants or other rights to acquire Class B Common Share of the Company at a per share price that is less than US$1.14405931 per Class B Common Share;

52.8	Payment of dividends or any other distributions on equity interests;

52.9	Redeem or repurchase Company equity;

52.10	Commence proceedings or arrangements for bankruptcy, insolvency, liquidate or winding up the Company; and

52.11	Material changes to the accounting principles used for issuance of the financial reports by the Company;

provided that this Clause 52 shall be terminated and become no longer applicable upon the occurrence of an Initial Offering or Deemed Liquidation Event.

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PROCEEDINGS AT GENERAL MEETINGS

53.

All business that is transacted at an extraordinary general meeting, and all that is transacted at an ordinary general meeting (with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and the ordinary report of the Directors and auditors, the election of Directors and other officers in place of those retiring and the fixing of the remuneration of the auditors) shall be deemed special business.

54.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy and entitled to vote shall be a quorum provided always that, if there is only one member of record entitled to attend and vote at general meetings, that one member present in person or by proxy shall be a quorum and such member may transact business by written resolution as if a meeting were being held under the provisions of these Articles.

55.

If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum and may transact the business for which the meeting was called.

56.

The Chairman, if any, of the board of Directors shall preside as Chairman at every general meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the members present shall choose one of their number to be Chairman of the meeting.

57.

The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

58.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman of the meeting or any member present in person or by proxy entitled to vote and, unless a poll is so demanded, a declaration by the Chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

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59.

If a poll is duly demanded it shall be taken in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of the Chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll may be withdrawn.

60.

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

VOTES OF MEMBERS

61.

Subject to any rights and restrictions for the time being attached to any Share, on a show of hands and on a poll, every member present in person and every person representing a member by proxy, at a general meeting of the Company, (i) every holder of Class A Common Shares and every person representing a holder of Class A Common Shares by proxy shall have one (1) vote for each Class A Common Share of which such person or the person represented by proxy is the holder, and (ii) every holder of Class B Common Shares and every person representing a holder of Class B Common Shares by proxy shall have ten (10) votes for each Class B Common Share of which such person or the person represented by proxy is the holder. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

62.

In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register of members.

63.

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, or other person in the nature of a committee appointed by that court and any such committee, receiver or other person may, on a poll, vote by proxy.

64.

Subject to the Law, the Company in general meeting may determine (and may revoke, alter or amend such determination) that no member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

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65.	No member shall be entitled to vote at any general meeting unless he is registered as a holder of a voting share of the Company on the Record Date for such meeting.

66.

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

67.	On a poll or on a show of hands, votes may be given either personally or by proxy.

PROXIES

68.

The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

69.

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power of attorney or other authority, shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting at such time (if any) as the notice may specify before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote and, in default, the instrument of proxy may, at the option of the Company, not be treated as valid. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

70.

An instrument appointing a proxy may afford members an opportunity of voting for or against a resolution and may be in the following form or a form as near thereto as circumstances admit or any other form approved by the Directors:

I,    of    being a member of the Company, hereby appoint of as my proxy, to vote for me and on my behalf at the (ordinary or extraordinary, as the case may be) general meeting of the Company to be held on the    day of and at any adjournment thereof.

Signed by:      this      day of

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71.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

RESOLUTIONS IN WRITING

72.

A resolution in writing (whether ordinary or special and whether in one or more counterparts) signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

73.

Any corporation which is a member of the Company may, in accordance with its articles of association or, in the absence of such provision, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS AND OFFICERS

74.

Until otherwise determined by the Company in general meeting, the number of Directors shall not be less than one nor more than ten and the names of the first Directors shall be determined in writing by a majority of the subscribers to the Memorandum of Association.

75.

Thereafter, and subject as otherwise provided in these Articles, Directors shall be appointed by a resolution of the Company. At a general meeting, a motion for the appointment of two or more persons as Directors may be made by a single resolution.

76.

The remuneration of the Directors shall, from time to time, be determined by the Company in general meeting. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in connection with the business of the Company. Any Director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

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77.

The Directors may, on behalf of the Company, pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

78.

A Director or officer of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or officer shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

79.

A Director or officer of the Company may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director or officer of the Company for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

80.

No Director or officer of the Company shall be disqualified by his office from holding any office or place of profit under the Company or under any company in which the Company shall be a member or otherwise interested, or from contracting or dealing with the Company either as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested, be avoided, nor shall any Director or officer be liable to account to the Company for any profit arising from any such office or place of profit or realised by any such contract or arrangement by reason only of such Director or officer holding that office or of the fiduciary relations thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is taken into consideration if his interest then exists, or in any other case at the first meeting of the Directors after the acquisition of his interest. A general notice that a Director or officer is a member of any specified firm or company, and is to be regarded as interested in all transactions with that firm or company, shall be a sufficient disclosure under this Article as regards such Director or officer and the said transactions, and after such general notice it shall not be necessary for such Director or officer to give a special notice relating to any particular transaction with that firm or company.

81.

A Director or officer of the Company may, notwithstanding his interest, be counted in the quorum present at any meeting at which he or any other Director or officer is appointed to hold any such office or place of profit under the Company or at which the terms of any such appointment are arranged and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof.

82.

Any Director or officer of the Company may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer provided that nothing herein contained shall authorise a Director or officer or his firm to act as auditor of the Company.

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83.	The share qualification for a Director may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required.

84.

The Directors may entrust to and confer upon a Managing Director, President, Vice-President, Manager, Secretary, Assistant Secretary, Treasurer or any other officer of the Company any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

85.

As long as (i) there has not been a Deemed Liquidation Event or Initial Offering of the Company; and (ii) SBI holds at least 12.5% of the issued shares of the Company, the Company shall not undertake any of the following matters without a resolution adopted by the Directors with the SBI Appointed Director (as defined below) in favour of such resolution:

85.1	Enter into any transaction between the Company and Wang, Chun-Kai, or his Affiliates involving payment exceeding US$2,000,000;

85.2	Enter into a new line of business;

85.3	Except for purchase of commercial real estate for operation of the Company, any capital expenditure/other expenditure outside of the ordinary course of business and above US$2,000,000;

85.4	Except for debts incurred for purchase of commercial real estate for operation of the Company, incur any debt outside of the ordinary course of business in excess of the US$2,000,000;

85.5

Except for debt funding, guarantee or responsibility undertaken for a subsidiary of the Company, provide debt funding; guarantee or otherwise become responsible for a third party’s debt obligation in excess of US$2,000,000;

85.6	Except for mortgage on commercial real estate purchased for operation of the Company, establish a lien on assets with a value in excess of US$2,000,000;

85.7	Transfer material intellectual property assets;

85.8	Other than investments in Affiliates of the Company, make or dispose of any investment in another company that exceeds US$2,000,000;

85.9	Sell, lease, transfer, otherwise dispose of any asset outside ordinary course of business with a value in excess of US$2,000,000;

85.10

Other than (i) stock grants made under the Stock Option Pool (ii) annual salary of not more than US$1 million; and (iii) benefits available to other employees of the Company, determine or amend compensation / benefits for senior management of the Company; and

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85.11	Approve or implement an equity-based incentive or compensation arrangement to its employees other than the Stock Option Pool;

provided that this Clause 85 shall be terminated and become no longer applicable upon the occurrence of an Initial Offering or a Deemed Liquidation Event.

MANAGING DIRECTOR/OTHER OFFICERS

86.

The members or the Directors may from time to time appoint one or more of their body to the office of Managing Director, or any other office, on such terms and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be Director, or if the members or the Directors resolve that his tenure of the office of Managing Director or such other office be determined.

ALTERNATE DIRECTORS

87.

Any Director may in writing appoint any person, of whom a majority of the Directors do not object, to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote at such meetings as a Director when the person appointing him is not personally present and, where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of such an alternate shall be payable out of the remuneration payable to the Director appointing him and the proportion thereof shall be agreed between them. An alternate need not hold any share qualification.

88.

A Director may appoint any person to act as his proxy at meetings of the Directors. Such appointment must be made in writing under the hand of the appointor and may at any time be revoked in like manner, and may be general or for a specified period, or for specified meetings, or for specified resolutions, and may authorise and direct the appointee to be Chairman of such meetings if the appointor would, if present, be entitled to preside, and notice of every such appointment or revocation must be given to the Company, and the appointee need not be a Director or member of the Company, but he must furnish the Company with his address.

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POWERS AND DUTIES OF DIRECTORS

89.

The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting-up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to any regulations of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

90.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, bonds and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

91.

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

91A.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

91B.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

92.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

93.	The Directors shall cause minutes to be made in books provided for the purpose:

93.1	of all appointments of officers of the Company made by the Directors;

93.2	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

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93.3	of all resolutions and proceedings at each meeting of the Company and of the Directors and of any committee of the Directors.

DISQUALIFICATION AND PROCEEDINGS OF DIRECTORS

94.	The office of Director shall, ipso facto, be vacated if the Director:

94.1	dies; or

94.2	becomes bankrupt or makes any arrangement or composition with his creditors generally; or 94.3 is found to be or becomes of unsound mind; or

94.4	resigns his office by notice in writing to the Company; or

94.5	is removed from office by a resolution of the Company.

95.

The Directors may meet together either within or without the Cayman Islands for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Except as otherwise determined by the Directors, it shall not be necessary to give written notice of a meeting of Directors. The Directors or any committee thereof may participate in a meeting of the board of Directors or of such committee by means of conference telephone, or similar communications equipment by means of which all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

96.

Unless otherwise determined by the Company in general meeting, the quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be two provided always that, if there is only a sole Director, that Director shall be a quorum and such Director may transact business by written resolution as if a meeting were being held under the provisions of these Articles.

97.

A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

98.

A resolution in writing signed by all the Directors in office (including any duly appointed alternate Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

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99.

The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

100.

The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

101.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors. Save as aforesaid, the meetings and proceedings of a committee consisting of more than one member shall be governed by the provisions of these Articles regulating the proceedings and meetings of Directors.

102.

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued on in office and was qualified or had continued to be a Director and had been entitled to be a Director.

TENURE OF OFFICE OF DIRECTORS

103.	The Directors shall hold and continue in office until they are removed from office under the terms of these Articles or until they resign.

104.

The Company may, by Ordinary Resolution, appoint any person to be a Director, remove any Director and/or appoint another person in his stead; provided that as long as (i) there has not been a Deemed Liquidation Event or Initial Offering of the Company; and (ii) SBI hold at least 12.5% of the issued shares of the Company, and subject to these Articles, SBI shall be entitled to appoint one Director (the “SBI Appointed Director”) by written designation to the Company; which may be removed or replaced at any time by written designation signed by SBI to the Company.

105.

The Directors shall have the power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

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PRESUMPTION OF ASSENT

106.

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favour of such action.

SEAL

107.

Any seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer, Assistant Secretary or some person appointed by the Directors for the purpose provided that a Director, Secretary or other officer of the Company or representative or attorney may, without further authority of the Directors, affix any seal of the Company over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever and provided further that share certificates representing shares in the capital of the Company shall be under seal signed by a Director and countersigned by the Secretary or another Director or other authorised person and that the Directors may authorise such share certificates to be issued with the seal and authorised signatures affixed by some method or system of mechanical process.

108.

The Company may have for use in any territory, district or place not situate in the Cayman Islands one or more official seal or seals each of which shall be a facsimile of the seal of the Company and each of which such seal or seals may bear the addition on its face of the name of the territory, district or place where it is to be used.

DIVIDENDS AND RESERVES

109.

Subject to the Law, payment of dividends will be at the sole discretion of the Directors and the Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. No dividend shall be paid otherwise than out of profits or out of the share premium account or otherwise as permitted by the Law.

110.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

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111.

The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also, without placing the same to reserve, carry forward any profits which they may think prudent not to divide.

112.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividends, bonuses or other moneys payable on or in respect of the share.

113.

With the sanction of a general meeting, any dividend may be paid either wholly or partly by the distribution of specific assets and, in particular, of paid-up shares or debentures of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and, in particular, may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all members, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Directors.

114.

Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the member or person entitled thereto or, in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the member or person entitled or such joint holders, as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the member or person entitled or such joint holders, as the case may be, may direct.

115.

No dividend shall bear interest against the Company. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.

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CAPITALISATION OF PROFITS

116.

The Company in general meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment or provision of the fixed dividend on any shares entitled to fixed preferential dividends and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full un-issued shares or debentures of the Company to be allotted and distributed credited as fully paid-up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying-up of un-issued shares to be issued to members as fully paid bonus shares.

117.

Whenever such a resolution as aforesaid has been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

BOOKS OF ACCOUNT

118. The Directors shall cause proper books of account to be kept with respect to:

118.1	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

118.2	all sales and purchases of goods by the Company; and

118.3	the assets and liabilities of the Company.

Proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

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119.

The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors as a board and individually.

120.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company in general meeting.

121.	The Company in general meeting may determine or, failing such determination, the Directors may determine:

121.1

that there be prepared and/or laid before the Company a profit and loss account, a balance sheet, group accounts and/or reports for such period and on such terms as the Company or Directors may determine;

121.2

that there be laid before the Company in general meeting a copy of every balance sheet together with a copy of the auditor’s report which, not less than seven days before the date of the meeting, shall be sent to all persons entitled to receive notices of general meetings of the Company; and

121.3	that the accounts relating to the Company’s affairs may be audited in such manner as may be determined from time to time.

122.	The financial year of the Company shall be from 1 January to 31 December in each year, unless otherwise determined by the Directors.

123.

The Company in general meeting may revoke, alter or amend any such determination under the preceding Article and the Directors may revoke, alter or amend any determination made by the Directors under the preceding Article.

AUDIT

123A.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by resolution of the Directors, and may fix his or their remuneration.

123A.1

Every auditor of the Company shall have a right of access at all times to the books and accounts of the Company and shall be entitled to require from the Directors and other officers such information and explanation as may be necessary for any audit.

123A.2

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at such times as shall be required by the Directors or any meeting of the Members.

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NOTICES

124.

A notice may be given by the Company to any member either personally or by sending it by post to him at his registered address or, if he has no registered address in the Cayman Islands, to the address, if any, supplied to the Company by him for the giving of notices to him, or by electronic mail to any electronic mail address such Member may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Member may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice and to have been effected, in the case of a notice of a meeting, at the expiration of three days after the letter containing the same is posted and, in any other case, at the time at which the letter would be delivered in the ordinary course of post. A notice may also be sent by cable, telex or telefax, and service of the notice shall be deemed to be effected by properly addressing, prepaying and sending the notice through a transmitting or communications organisation and to have been effected at the expiration of twenty four hours after the same is sent as aforesaid. Notice sent by electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Member to the Company or (ii) upon the time of its placement on the Company’s Website.

125.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the register of members in respect of the share.

126.

A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

127.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

127.1	every member holding voting shares except those members who (having no registered address in the Cayman Islands) have not supplied to the Company an address for the giving of notices to them; and

127.2	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

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LIQUIDATION OF THE COMPANY

128.

If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between members or different classes of members. The liquidator may with the like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of contributories as the liquidator, with the like sanction, shall think fit but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

129.

If the Company shall be wound up, and the assets available for distribution amongst the members shall be insufficient to repay the whole of the paid-up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up at the commencement of the winding up on the shares held by them respectively. If, on a winding up, the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid on the shares held by them respectively. This Article is to be without prejudice to the rights of holders of shares issued upon special terms and conditions.

INDEMNITY

130.

Every Director, Managing Director, President, Vice-President, Manager, Secretary, Assistant Secretary, Treasurer or other officer of the Company and their heirs and personal representatives (but not including the Company’s auditors) shall be entitled to be indemnified and held harmless out of the assets of the Company against all actions, proceedings, costs, damages, expenses (including reasonable legal and/or accountancy fees), claims, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, and no Director or person as aforementioned shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto provided that he acted in good faith and in a manner reasonably believed by him to be in the best interests of the Company and provided further that his actions did not involve negligence, wilful default, fraud or dishonesty.

AMENDMENT OF MEMORANDUM AND ARTICLES

131.	Subject to the provisions of the Law, the Company may by Special Resolution change its name, amend its objects or alter or amend these Articles either in whole or in part.

TRANSFER BY WAY OF CONTINUATION

132.

If the Company is exempted as defined in the Law, it shall, subject to the provisions of the Law, and with the sanction of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

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SCHEDULE A

RIGHTS OF THE HOLDERS OF CLASS A PREFERRED SHARES

The holders of Class A Preferred Shares shall, in addition to any other rights conferred on them under these Articles, have the rights set out in this Schedule A, which forms part of these Articles. In the event of any inconsistency between the provisions set out herein and other provisions of these Articles, the provisions set out herein shall prevail to the extent permitted by applicable laws. All Capitalized terms used but not defined in this Schedule A shall have the meanings ascribed to such terms in the Articles.

1.	VOTING

The Class A Preferred Shares shall only be entitled to vote (i) on matters that alter or change adversely the powers, preferences or rights given to the Class A Preferred Shares; or (ii) at a meeting of the holders of Class A Preferred Shares. In the foregoing meeting and matters, each holder of the Class A Preferred Shares shall be entitled to one vote per share for each share of the Class A Preferred Shares held by such holder.

2.	DIVIDENDS

(a)	Other than as stipulated in Section 2(b) of this Schedule A, Class A Preferred Shares shall not be entitled to any distribution for holders of shares.

(b)

The holder of the Class A Preferred Shares shall be entitled to receive a dividend at the rate of 1.5% per annum of the subscription price paid for each Class A Preferred Shares. If for any given year there are insufficient after-tax profits or there are no after-tax profits to pay out such dividends, the Company shall still partially pay such dividend if there is any after- tax profits; provided that any shortfall shall be deferred until the Company generates profits in a future fiscal year, or the Company may make up such shortfall via redemption under Section 3 of this Schedule A.

3.	REDEMPTION

The Company shall redeem all Class A Preferred Shares upon the second anniversary of the issue date of the Class A Preferred Shares (the “Maturity Date”) by paying in cash the original subscription price paid for each Class A Preferred Share together with all unpaid dividends thereon. The Company shall also have the right to redeem all Class A Preferred Shares prior to the Maturity Date by paying in cash the original subscription price paid for each Class A Preferred Share together with all unpaid dividends thereon on a pro rata basis calculated based on the actual period of time from the date when each Class A Preferred Share is issued until the date of redemption.

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4.	LIQUIDATION PREFERENCE

If the Company is to be wound up, before any distribution or payment shall be made to the holders of any other shares under these Articles, each class A Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the original subscription price of each Class A Preferred Share, plus all unpaid dividends thereon, which shall take precedence over any other payments to be made to other holders of shares; provided that total payment received by each Class A Preferred Share upon liquidation or winding up of the Company shall not exceed one hundred percent (100%) of the original subscription price of each Class A Preferred Share, plus all unpaid dividends thereon.

5.	CONVERSION RIGHT

The Class A Preferred Shares are not convertible into any other shares of the Company under any circumstances.

6.	MANDATORY REDEMPTION

If the Company engages in an Initial Offering of its shares or if the Company is required to redeemed the Class A Preferred Shares under Section 7 of Article 5 because its violation of Section 3 of Article 6, Section 2 of Article 11, or Article 12 of the Class A Preferred Shares Purchase Agreement, the Company shall immediately redeem all Class A Preferred Shares prior to the Maturity Date by paying in cash the original subscription price paid for each Class A Preferred Share together with all unpaid dividends thereon on a pro rata basis calculated based on the actual period of time from the date when each Class A Preferred Share is issued until the date of redemption. “Class A Preferred Shares Purchase Agreement” means that certain purchase agreement in relation to Class A Preferred Shares entered into by and between the Company and the National Development Fund of Taiwan, R.O.C. on May 18, 2020.

7.	FURTHER RIGHTS

If the Company fails to redeem the Class A Preferred Shares in whole or in part when required to do so at the Maturity Date or prior to the Maturity Date due to force majeure or factors attributable to the Company, the rights of such unredeemed Class A Preferred Shares shall remain in effect until redemption by the Company; and provided further that (i) the dividend rate of the Class A Preferred Shares shall remain unchanged during such period; and (ii) the rights of the remaining outstanding Class A Preferred Shares under these Articles and Schedule A shall not be adversely impacted.

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